Exhibit 99.1

IPOWER REPORTS FISCAL THIRD QUARTER RESULTS

Duarte, CA – June 24, 2021 – iPower Inc (NASDAQ: IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers in the United States, today announced its financial results for the third quarter ended March 31, 2021.

•	Revenue grew by 34.4% to $13.1 million in the quarter ended March 31, 2021 as compared to $9.8 million in the quarter ended March 31, 2020.
•	Income from operations increased 132% to $788,734 in the quarter ended March 31, 2021 as compared to $340,185 in the quarter ended March 31, 2020.
•	Gross margin in the quarter was 43.9%, up from 32.3% in the quarter ended March 31, 2020.
•	Net income declined 194% to a loss of $206,823 in the quarter ended March 31,2021 as compared to net income of $220,724 in the quarter ended March 31, 2020. Income before Taxes and Net Income were negatively impacted by non-cash charges associated with the accounting treatment of Convertible Notes and Warrant liabilities in the quarter.

“In our first earnings release as a public company, we are pleased to report a healthy fiscal third quarter, with strong year over year revenue growth. We are particularly happy with this quarter’s gross margin performance, which reflects our product design and development expertise, our strong merchandising capability, and customer recognition of the value proposition of our in-house brands,” said Lawrence Tan, Chairman and CEO of iPower. We finished the quarter with significant momentum as we were able to add inventory to meet customer demand and we saw some of the supply chain bottlenecks that had impacted the month of December 2020 and the first two months of 2021 begin to ease. We believe our data and technology driven approach to operating our business is paying dividends and will continue to accelerate our opportunities in the hydroponics industry and adjacent markets for the foreseeable future.”

The Company ended the quarter with approximately $474,000 in cash, working capital of approximately $4.6 million, and inventory of approximately $10 million.

“Our plan going forward is to issue annual financial targets for the business, starting with FY 2022 when we report our FY Q4 2021 results later this year,” said Kevin Vassily, Chief Financial Officer of iPower. “While we won’t comment on specific targets for the current fiscal year, we can say that the momentum we saw starting in March continued through the first two months of this quarter, and this is before any of the impact from investment into our supply chain after we completed our IPO in May.”

Earnings Conference Call

To attend the conference call, please dial in using the information below. When prompted upon dialing-in, please provide the conference ID or ask for the “iPower Earnings Conference Call.”

Date:	Wednesday, June 24, 2021
Time:	4:30 pm ET
US/CANADA Toll-Free Dial-In Number:	(833) 882-8474
Conference ID:	3476576

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at: https://edge.media-server.com/mmc/p/6cmy369a.

1

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

Following the earnings call, a webcast replay will be made available on the Company's website at https://ir.meetipower.com/.

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories in the United States. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners all of which are fulfilled from its two fulfillment centers in southern California. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, visit iPower's website at https://ir.meetipower.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower's registration statement and in its other filings with the SEC.

2

iPower Inc.

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2021 and June 30, 2020

	March 31,	June 30,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$474,322	$977,635
Accounts receivable, net	8,092,787	6,067,199
Inventories, net	10,015,923	5,743,181
Prepayments and other current assets	2,923,572	616,231
Total current assets	21,506,604	13,404,246

Right of use – non-current	1,987,363	262,875
Property and equipment, net	59,356	6,252
Deferred tax assets	52,947	–
Other non-current assets	99,395	–

Total assets	$23,705,665	$13,673,373

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$6,985,438	$4,220,347
Credit cards payable	253,552	892,792
Customer deposit	628,080	741,301
Due to related parties	515,517	133,793
Other payables and accrued liabilities	1,889,643	1,940,858
Short-term loans payable	1,877,718	1,329,680
Lease liability – current	715,083	262,875
Long-term loan payable - current portion	29,244	–
Income taxes payable	837,694	721,211
Convertible notes payable, net	2,729,747	–
Redeemable preferred stock, $0.001 par value; 20,000,000 shares authorized; 34,500 and 0 shares issued and outstanding at March 31, 2021 and June 30, 2020	433,714	–
Total current liabilities	16,895,430	10,242,857

Non-current liabilities
Long-term loan payable	470,756	500,000
Warrant liabilities	905,713	–
Lease liability – non-current	1,358,601	–

Total non-current liabilities	2,735,070	500,000

Total liabilities	19,630,500	10,742,857

Commitments and contingency	–	–

Stockholders' Equity
Class A common stock, $0.001 par value; 166,000,000 shares authorized; 20,204,496 and 20,204,496 shares issued and outstanding at March 31, 2021 and June 30, 2020 *	20,204	20,204
Class B common stock, $0.001 par value; 14,000,000 shares authorized; 14,000,000 shares issued and outstanding at March 31, 2021 and June 30, 2020 *	14,000	14,000
Subscription receivable	–	(14,000)
Additional paid in capital	389,490	389,490
Retained earnings	3,651,471	2,520,822

Total equity	4,075,165	2,930,516

Total liabilities and equity	$23,705,665	$13,673,373

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company.

Except shares authorized, all references to number of shares, and to per share information in the consolidated and combined financial statements have been retroactively adjusted.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods.

3

iPower Inc.

Unaudited Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended March 31, 2021 and 2020

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES	$13,133,902	$9,772,108	$39,348,154	$25,278,339

TOTAL REVENUES	13,133,902	9,772,108	39,348,154	25,278,339

COST OF REVENUES	7,369,127	6,612,596	23,073,000	16,710,953

GROSS PROFIT	5,764,775	3,159,512	16,275,154	8,567,386

OPERATING EXPENSES:
Selling	2,398,157	1,662,909	7,292,793	4,330,603
General and administrative	2,577,884	1,156,418	6,264,148	3,092,393
Total operating expenses	4,976,041	2,819,327	13,556,941	7,422,996

INCOME FROM OPERATIONS	788,734	340,185	2,718,213	1,144,390

OTHER INCOME (EXPENSE)
Interest income (expenses)	(60,118)	(26,222)	(109,656)	(43,519)
Other financing expenses	(60,692)	–	(98,139)	–
PPP loan forgiveness	175,500	–	175,500	–
Other non-operating income (expense)	(812,434)	(7,154)	(794,582)	8,113
Total other income (expense), net	(757,744)	(33,376)	(826,877)	(35,406)

INCOME BEFORE INCOME TAXES	30,990	306,809	1,891,336	1,108,984

PROVISION FOR INCOME TAXES	237,813	86,085	760,687	311,038

NET (LOSS) INCOME	$(206,823)	$220,724	$1,130,649	$797,946

WEIGHTED AVERAGE NUMBER OF CLASS A COMMON STOCK*
Basic and diluted	20,204,496	20,170,788	20,204,496	20,056,515

EARNINGS PER SHARE *
Basic and diluted	$(0.010)	$0.011	$0.056	$0.040

*On November 16, 2020, the Company implemented a 2-for-1 forward split of the issued and outstanding shares of Class A Common Stock of the Company. The computation of basic and diluted EPS was retroactively adjusted for all periods presented.

*On October 20, 2020, the Company issued to its Founders 14,000,000 shares of the Company’s Class B Common Stock. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively as outstanding for all reporting periods. The computation of basic and diluted EPS did not include the Class B Common Stock as the holders of Class B Common Stock have no dividend or liquidation right until such time as their shares of Class B Common Stock have been converted into Class A Common Stock.

For more information, please contact:

Sherry Zheng

Weitian Group LLC

Phone: 718-213-7386

Email: shunyu.zheng@weitian-ir.com

4